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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Essex Property Trust, Inc.;

   We consent to incorporation by reference in the registration statement (No. 333-68503) on Form S-3, the registration statement (No. 333-44467) on Form S-3, the registration statement (No. 333-21989) on Form S-3, and the registration statement (No. 33-84830) on Form S-8 of Essex Property Trust, Inc. of our report dated January 30, 1999, relating to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. and subsidiaries for each of the years in the three-year period ended December 31, 1998. and the related financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Essex Property Trust, Inc.

KPMG LLP

San Francisco, California
March 31, 1999